EXHIBIT 4.9


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                      CITIBANK CREDIT CARD ISSUANCE TRUST

                                TRUST AGREEMENT

                             dated as of [ ], 2000

                                     among

                   CITIBANK (NEVADA), NATIONAL ASSOCIATION,
                                      and
                        CITIBANK (SOUTH DAKOTA), N.A.,
                               as Beneficiaries,

                                      and

                       THE BANK OF NEW YORK (DELAWARE),
                                  as Trustee

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                               TABLE OF CONTENTS

                                   ARTICLE I

                                  Definitions

                                                                          Page
                                                                          ----

   SECTION 1.01.    Definitions......................................      1
   SECTION 1.02.    Generic Terms....................................      3


                                  ARTICLE II

                                 Organization;
                      Declaration of Trust by the Trustee

   SECTION 2.01.    Formation of Trust; Name........................      4
   SECTION 2.02.    Transfer of Property to Trust; Initial
                    Capital Contribution of Trust Estate............      4
   SECTION 2.03.    Purposes and Powers; Trust To Operate as
                    a Single Purpose Entity.........................      4
   SECTION 2.04.    Appointment of Trustee; Declaration of Trust by
                    the Trustee.....................................      7
   SECTION 2.05.    Title to Trust Estate...........................      7
   SECTION 2.06.    Nature of Interest in the Trust Estate..........      7
   SECTION 2.07.    Situs of Trust..................................      7
   SECTION 2.08.    Tax Matters.....................................      7
   SECTION 2.09.    Fiscal Year.....................................      8


                                  ARTICLE III

              Representations and Warranties of the Beneficiaries

   SECTION 3.01.    Representations and Warranties of the
                    Beneficiaries...................................      8


                                  ARTICLE IV

                            Distributions of Funds

   SECTION 4.01.    Distribution of Funds............................     9

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                                                                          Page
                                                                          ----

   SECTION 4.02.    Payments from Trust Estate Only..................     9
   SECTION 4.03.    Method of Payment................................    10
   SECTION 4.04.    Establishment of Account.........................    10


                                   ARTICLE V

                             Duties of the Trustee

   SECTION 5.01.    Action Upon Instructions.........................    10
   SECTION 5.02.    No Duty to Act Under Certain Circumstances.......    11
   SECTION 5.03.    No Duties Except Under Specified Agreements or
                    Instructions.....................................    11
   SECTION 5.04.    Trust Operation..................................    12
   SECTION 5.05.    Execution of Documents...........................    12


                                  ARTICLE VI

                          Concerning the Trustee Bank

   SECTION 6.01.    Acceptance of Trust and Duties...................    13
   SECTION 6.02.    Furnishing of Documents..........................    14
   SECTION 6.03.    Representations and Warranties as to the
                    Trust Estate.....................................    14
   SECTION 6.04.    Signature of Returns.............................    14
   SECTION 6.05.    Reliance; Advice of Counsel......................    14
   SECTION 6.06.    Not Acting in Individual Capacity................    15
   SECTION 6.07.    Representations and Warranties...................    15


                                  ARTICLE VII

                        Termination of Trust Agreement

   SECTION 7.01.    Termination......................................    16
   SECTION 7.02.    Certificate of Cancelation.......................    16

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                                                                           Page

                                 ARTICLE VIII

                        Successor Trustees, Co-Trustees
                             and Separate Trustees

   SECTION 8.01.    Resignation and Removal of the Trustee;
                    Appointment of Successors........................    16
   SECTION 8.02.    Transfer Procedures..............................    17
   SECTION 8.03.    Qualification of Trustee.........................    17
   SECTION 8.04.    Co-trustees and Separate Trustees................    17


                                  ARTICLE IX

                                  Amendments

   SECTION 9.01.    Amendments.......................................    17


                                   ARTICLE X

                     Ownership Interests and Certificates

   SECTION 10.01.   Issuance of Trust Certificates...................    18
   SECTION 10.02.   Beneficial Interest; Prohibitions on Transfer....    18
   SECTION 10.03.   Lost or Destroyed Trust Certificate..............    19


                                  ARTICLE XI

                  Compensation of Trustee and Indemnification

   SECTION 11.01.   Trustee's Fees and Expenses......................    19
   SECTION 11.02.   Indemnification..................................    20


                                  ARTICLE XII

                                 Miscellaneous

   SECTION 12.01.   Conveyance by the Trustee is Binding.............    20

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                                                                        Page

   SECTION 12.02.   Instructions; Notices............................    21
   SECTION 12.03.   Severability.....................................    22
   SECTION 12.04.   Limitation of Liability..........................    22
   SECTION 12.05.   Separate Counterparts............................    22
   SECTION 12.06.   Successors and Assigns...........................    22
   SECTION 12.07.   Headings.........................................    23
   SECTION 12.08.   Governing Law....................................    23


Exhibits

Exhibit A --        Form of Trust Certificate

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                         TRUST AGREEMENT dated as of [ ], 2000, among CITIBANK
                    (NEVADA), NATIONAL ASSOCIATION ("Citibank (Nevada)"), CITIBANK (SOUTH DAKOTA), N.A. ("Citibank (South Dakota)"), and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as owner trustee (the "Trustee").

          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Definitions. (a) Capitalized terms used herein and not defined herein have the meaning assigned to them in the Series 2000 Supplement. For purposes of this Agreement, the following terms have the following meanings:

          "Agreement" means this Trust Agreement.

          "Beneficiaries" means Citibank (Nevada), Citibank (South Dakota) and each Permitted Transferee and other transferee under Section 10.02.

          "Beneficiary Percentage" means, (a) with respect to Citibank (Nevada), [ ]%, and (b) with respect to Citibank (South Dakota), [ ]%; provided, however, that (i) such percentages may be adjusted from time to time upon notice by the Managing Beneficiary to the Trustee of such adjustment, and
(ii) the sum of the Beneficiary Percentages will always be 100%.

          "Beneficiary Trust Account" means the account established by the Trustee on behalf of the Trust in accordance with Section 4.04.

          "Citibank (Nevada)" is defined in the preamble to this Agreement.

          "Citibank (South Dakota)" is defined in the preamble to this Agreement.

          "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          "Deliveries" is defined in Section 12.02.

          "Disqualification Event" with respect to the Trustee means (a) the bankruptcy, insolvency or dissolution of the Trustee, (b) the occurrence of the date of resignation of the Trustee, as set




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forth in a notice of resignation given pursuant to Section 8.01, or (c) the delivery to the Trustee of the instrument or instruments of removal referred to in Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Trustee to qualify under the requirements of Section 8.03.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indemnified Person" is defined in Section 11.02.

          "Indenture" means the Indenture, between the Trust and the Indenture Trustee, which by its terms is identified as being the Indenture referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

          "Indenture Trustee" means Bankers Trust Company as trustee under the Indenture, and each successor trustee under the Indenture.

          "Managing Beneficiary" means the Beneficiary selected by the Beneficiaries holding a majority of the Beneficiary Percentages. Initially, Citibank (South Dakota) will be the Managing Beneficiary.

          "Master Trust" means Citibank Credit Card Master Trust I.

          "Note" is defined in the Indenture.

          "Ownership Interest" means the Ownership Interests issued by the Trust hereunder with the rights and privileges set forth in Section 10.01.

          "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

          "Periodic Filing" means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.

          "Permitted Transferee" is defined in Section 10.02.

          "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 29, 1991, among Citibank (Nevada) and Citibank (South Dakota) as Sellers, Citibank (South Dakota) as Servicer, and Bankers Trust Company as Trustee, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by the Series 2000 Supplement.

          "Rating Agency" is defined in the Indenture.


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          "Requirement of Law" means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local, and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or governing documents of such Person.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Sellers' Interest" is defined in the Pooling and Servicing
Agreement.

          "Series 2000 Certificate" is defined in the Series 2000 Supplement.

          "Series 2000 Supplement" means the Series 2000 Supplement relating to the Pooling and Servicing Agreement, which by its terms is identified as being the Series 2000 Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time.

          "Trust" means the trust established by this Agreement.

          "Trust Certificate" is defined in Section 10.01.

          "Trust Estate" is defined in Section 2.04.

          "Trustee" means The Bank of New York (Delaware), a Delaware banking corporation not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.

          "Trustee Bank" means The Bank of New York (Delaware) in its individual capacity, each bank appointed as successor Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.

          SECTION 1.02. Generic Terms. (a) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms will refer to this Agreement.

          (b) Unless otherwise indicated in context, the terms "Article", "Section", "Exhibit" or "Schedule" will refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement.

          (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

          (d) The terms "include", "including" and similar terms will be construed as if followed by the phrase "without limitation".


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          (e) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

          (f) Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization;
                      Declaration of Trust by the Trustee

          SECTION 2.01. Formation of Trust; Name. The Trust is hereby formed, to be named "Citibank Credit Card Issuance Trust ", under which name the Trustee may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

          SECTION 2.02. Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. Each Beneficiary hereby sells, assigns, grants and transfers, over to the Trustee, as of the date hereof, $1.00. The Trustee hereby acknowledges receipt in trust from the Beneficiaries, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate.

          SECTION 2.03. Purposes and Powers; Trust To Operate as a Single Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of acquiring interests in the Master Trust and issuing Notes under the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

          (i) acquire from Citibank (Nevada) and Citibank (South Dakota) the Series 2000 Certificate of the Master Trust;

          (ii) from time to time, cause the Invested Amount of the Series 2000 Certificate to be increased and decreased as provided in the Series 2000 Supplement;

          (iii) from time to time, grant a security interest in the Series 2000 Certificate, including the pledge of any portion of the Invested Amount of the Series 2000 Certificate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust, all to secure indebtedness of the Trust, or make any permitted transfer of interests in any portion of the Invested Amount of the Series 2000 Certificate directly or beneficially to any third party;

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          (iv) from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

               (A)  determining the principal amount of the Notes,

               (B)  determining the maturity date of the Notes,

               (C) determining the rate of interest, if any, to be paid on the Notes,

               (D) determining the price or prices at which such Notes will be sold by the Trust,

               (E) determining the provisions, if any, for the redemption of such Notes,

               (F) determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder,

               (G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, the qualification of indentures under the Trust Indenture Act of 1939 and the qualification under any other applicable federal, foreign, state, local or other governmental requirements,

               (H) preparing any offering memorandum or other descriptive material relating to the issuance of the Notes,

               (I) listing the Notes on any United States or non-United States stock exchange,

               (J) entering into one or more interest rate or currency swaps, caps, collars guaranteed investment contracts or other derivative agreements with counterparties (which may include, without limitation, Citibank (South Dakota), Citibank (Nevada) or any of their affiliates) to manage interest rate or currency risk relating to the Notes;

               (K) appointing a paying agent or agents for purposes of payments on the Notes; and

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               (L) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

          (v) from time to time receive payments and proceeds with respect to the Series 2000 Certificate and the Indenture and either invest or distribute those payments and proceeds,

          (vi) from time to time make deposits to and withdrawals from accounts established under the Indenture;

          (vii) from time to time make and receive payments pursuant to derivative agreements;

          (viii) from time to time make payments on the Notes; and

          (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

     (b) The Trust and the Managing Beneficiary, on behalf of the Trust, are authorized and shall have the power to execute and deliver from time to time loan agreements, purchase agreements, swap and other derivative agreements, indentures, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Managing Beneficiary, on behalf of the Trust, is specifically authorized to execute and deliver, without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Business Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

          (i) the Indenture and each Issuer's Certificate and supplemental indenture relating to the Indenture;

          (ii) the Notes;

          (iii) each interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement between the Trust and a counterparty (which may include, without limitation, Citibank (Nevada), Citibank (South Dakota) or any of their affiliates) to manage interest rate or currency risk relating to the Notes; and

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               (iv) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Managing Beneficiary, on behalf of the Trust, to execute and deliver other agreements, documents instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

          (c) The Trustee and the Managing Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

          (d) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.

          SECTION 2.04. Appointment of Trustee; Declaration of Trust by the Trustee. The Beneficiaries hereby appoint The Bank of New York (Delaware) as Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and the Delaware Business Trust Act. The Trustee hereby declares that it will hold the initial Trust Estate, the Series 2000 Certificate and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Agreement (collectively, the "Trust Estate"), upon the trust set forth herein and for the sole use and benefit of the Beneficiaries.

          SECTION 2.05. Title to Trust Estate. Title to all of the Trust Estate will be vested in the Trust until this Agreement terminates pursuant to
Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

          SECTION 2.06. Nature of Interest in the Trust Estate. The Beneficiaries will not have any legal title to or right to possession of any part of the Trust Estate.

          SECTION 2.07. Situs of Trust. It is the intention of the parties hereto that the Trust constitute a business trust under Title 12, Chapter 38 of the Delaware Code and that this Agreement constitute the governing instrument of the Trust. The Trustee will file a certificate of trust relating to the Trust with the Secretary of State of the State of Delaware and maintain its principal office in the State of Delaware.

          SECTION 2.08. Tax Matters. The parties hereto intend that the Trust will not be treated as a partnership, agency, sole proprietorship or association for Federal income tax purposes but instead will be treated as a custodial arrangement for the Beneficiaries, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or

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permitted to be made by the Trust under the Code or otherwise will be made in such manner as may be determined by the Managing Beneficiary to be in the best interests of the Beneficiaries. The Trust will not elect to be treated as a corporation for any tax purpose.

          SECTION 2.09. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.


                                  ARTICLE III

              Representations and Warranties of the Beneficiaries

          SECTION 3.01. Representations and Warranties of the Beneficiaries. Each Beneficiary hereby represents and warrants to the Trustee as of the date of this Agreement and as of the date of each increase in the Invested Amount of the Series 2000 Certificate that:

          (a) Such Beneficiary is a national banking association validly existing under the laws of the United States and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) Such Beneficiary has been duly organized as an association licensed as a national banking association and is validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) The execution and delivery of this Agreement by such Beneficiary and the consummation of the transactions provided for in this Agreement have been duly authorized by such Beneficiary by all necessary corporate action on the part of such Beneficiary.

          (d) The execution and delivery by such Beneficiary of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to such Beneficiary will not conflict with or violate any Requirements of Law applicable to such Beneficiary or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Beneficiary is a party or by which it or its properties are bound.

          (e) There are no proceedings or investigations, pending or, to the best knowledge of such Beneficiary, threatened against such Beneficiary before any Governmental Authority (i) asserting the invalidity of this Agreement,
(ii) seeking to prevent the consummation of any of the

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transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Beneficiary, would materially and adversely affect the performanceby such Beneficiary of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

          (f) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Beneficiary in connection with the execution and delivery by such Beneficiary of this Agreement and the performance of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

          (g) This Agreement constitutes a legal, valid and binding obligation of such Beneficiary enforceable against such Beneficiary in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (h) The Beneficiaries transferred all of their right, title and interest in and to the Trust Estate to the Trust free and clear of all claims, liens and other encumbrances.

                                  ARTICLE IV

                            Distributions of Funds

          SECTION 4.01. Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefitting from such encumbrance) will be applied in the following order of priority:

               (i) First, to pay any amounts owing to the Trustee pursuant to Sections 11.01 and 11.02; and

               (ii) Second, to be distributed to the Beneficiaries.

          SECTION 4.02. Payments from Trust Estate Only. All payments to be made by the Trustee under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trustee will have received income or capital proceeds from the Trust Estate. Each Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Trustee will not be subject to any liability in its individual capacity under this Agreement to such Beneficiary or to any other Person.

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          SECTION 4.03. Method of Payment. All amounts payable to the
Beneficiaries pursuant to this Agreement will be paid by the Trustee to the applicable Beneficiary or a nominee therefor in such manner as such Beneficiary may from time to time designate in written instructions to the Trustee. All funds received by the Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

          SECTION 4.04. Establishment of Account. The Beneficiaries hereby authorize the Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Trustee on behalf of the Trust shall be deposited. Such account shall be designated the Beneficiary Trust Account.

                                   ARTICLE V

                             Duties of the Trustee


          SECTION 5.01. Action Upon Instructions. (a) It is the intention of the Beneficiaries that the powers and duties of the Trustee are to be purely ministerial only, and that the Managing Beneficiary will have the power to direct the Trustee as to all nonministerial matters concerning the administration of the Trust (to the extent such matters are within the powers of the Managing Beneficiary). Accordingly, subject to Sections 5.01(b), 5.01(c), and Article XII, the Managing Beneficiary will direct the Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Managing Beneficiary delivered to the Trustee pursuant to this Article V.

          (b) The Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel, that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trustee is a party or is otherwise contrary to law, or (ii) is likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Managing Beneficiary against all costs, expenses and liabilities arising from the Trustee's taking such action.

          (c) The Managing Beneficiary will not direct the Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Trustee be obligated to follow any such direction.

          (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action to be adopted, the Trustee will promptly give notice to the Managing Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Trustee acts in good faith in accordance with such written


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instructions received from the Managing Beneficiary, the Trustee will not be liable on account of such action to any Person. If the Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiaries, and will have no liability to any Person for such action or inaction.

          (e) The Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Managing Beneficiary pursuant to Section 5.01(a), and to the extent the Trustee acts in good faith in accordance with such instructions, the Trustee will not be liable on account of such action to any Person.

          SECTION 5.02. No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Trustee, as the case may be, contemplated hereby.

          SECTION 5.03. No Duties Except Under Specified Agreements or Instructions. (a) The Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Managing Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Trustee. Unless otherwise directed by the Managing Beneficiary in accordance with Section 5.01(a), the Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to Section 2.03(a). The Trustee Bank nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

          (b) The Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except
(i) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Managing Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Managing Beneficiary in accordance with Section 5.01(a), the Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Managing Beneficiary.

          SECTION 5.04. Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

               (a) the Trust will act solely in its own name through the Trustee or the Managing Beneficiary;

               (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in Section 2.03 of this Agreement;

               (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiaries and their affiliates;

               (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiaries, the Beneficiaries' affiliates or any other third person, and will use stationery and other business forms of the Trustee or the Trust and not that of the Beneficiaries or any of their affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiaries or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiaries or any affiliates thereof;

               (e) the Trust will not hold itself out as being liable for the debts of the Beneficiaries or any affiliates thereof;

               (f) the Trust will not engage in any transaction with the Beneficiaries or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and

               (g) the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding that the Trust's liabilities exceeds its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

          SECTION 5.05. Execution of Documents. The Trustee will, at the written direction of the Managing Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Trustee's execution and delivery of such documents to, and acceptance by, the Managing Beneficiary or its counsel).

          SECTION 5.06. Nonpetition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, each of the Trustee and the Beneficiaries covenants and agrees that it shall not at any time with respect to the Trust or the Master Trust acquiesce, petition or otherwise invoke or cause the Trust or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Master Trust; provided, however, that this Section 5.06 shall not operate to preclude any remedy described in Article VII of the Indenture.

                                  ARTICLE VI

                          Concerning the Trustee Bank

          SECTION 6.01. Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

          (a) The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Trustee so long as the same will not constitute gross negligence or willful misconduct;

          (b) The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Trustee in good faith in accordance with the instructions of the Managing Beneficiary;

          (c) No provision of this Agreement will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

          (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

          (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiaries or with respect to any agreement entered into by the Trust.

          (f) Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Managing Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Managing Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust.

          (g) In no event shall the Trustee Bank be personally liable (i) for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers, and (iv) for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiaries or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person.

          SECTION 6.02. Furnishing of Documents. The Trustee will furnish to the Managing Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee with respect to the Trust or the Trust Estate.

          SECTION 6.03. Representations and Warranties as to the Trust Estate. The Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Trustee, in its individual capacity, hereby represents and warrants to the Beneficiaries that it will comply with the last sentence of Section 5.03(a).

          SECTION 6.04. Signature of Returns. At the written direction of the Managing Beneficiary, the Trustee will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Managing Beneficiary.

          SECTION 6.05. Reliance; Advice of Counsel. The Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Trustee will not be liable for the default or misconduct of any agent or attorney appointed by it in good faith; and (ii) consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

          SECTION 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

          SECTION 6.07. Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiaries that:

                  (a) The Trustee Bank is a Delaware banking corporation organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required under the laws of the State of Delaware to carry on its trust business as now conducted.

               (b) The execution, delivery and performance by the Trustee Bank, in its individual capacity, of this Agreement are within the corporate power of the Trustee Bank, have been duly authorized by all necessary corporate action on the part of the Trustee Bank (no action by its shareholders being required) and do not (i) violate or contravene any judgment, injunction, order or decree binding on the Trustee Bank or (ii) violate, contravene or constitute a default under any provision of the articles of incorporation or bylaws of the Trustee Bank or (iii) result in the creation or imposition of any lien attributable to the Trustee Bank, in its individual capacity, on the Trust Estate. This Agreement constitutes the legal, valid and binding agreement of the Trustee Bank, enforceable against the Trustee Bank in accordance with its terms except to the extent that the enforceability thereof is subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and other similar laws now or hereafter in effect related to creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (c) No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body of the State of Delaware is required by the Trustee Bank under current Delaware law in connection with the execution, delivery or performance by the Trustee Bank, in its individual capacity, of this Agreement.

               (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware business trust.

                                  ARTICLE VII

                        Termination of Trust Agreement

          SECTION 7.01. Termination. This Agreement and the Trust created hereby will automatically terminate, and this Agreement will be of no further force or effect, upon the sale or other final disposition by the Trust of all property constituting part of the Trust Estate and the final distribution by the Managing Beneficiary of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article IV.

          SECTION 7.02. Certificate of Cancelation. Upon the termination of the Trust and written instruction from the Managing Beneficiary, the Trustee will file a certificate of cancelation with the Secretary of State of the State of Delaware.

                                 ARTICLE VIII

                        Successor Trustees, Co-Trustees
                             and Separate Trustees

          SECTION 8.01. Resignation and Removal of the Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Trustee, the Beneficiaries may appoint a successor Trustee by an instrument signed by the Beneficiaries. If a successor Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Trustee or the Beneficiaries may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee has been appointed as above provided. Any successor Trustee so appointed by such court will immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court. The Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiaries. In addition, the Beneficiaries may at any time remove the Trustee without cause by an instrument in writing delivered to the Trustee. No such removal or resignation shall become effective until a successor Trustee, however appointed, becomes vested as Trustee hereunder pursuant to Section
8.02. The Managing Beneficiary will
notify the Rating Agencies promptly after the resignation or removal of the Trustee and promptly after the appointment of a successor Trustee.

          SECTION 8.02. Transfer Procedures. Any successor Trustee, however appointed, will execute and deliver to the predecessor Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Trustee in the trust hereunder with like effect as if originally named a Trustee herein and the predecessor Trustee will be fully discharged of its duties and obligations to serve as Trustee hereunder.

          SECTION 8.03. Qualification of Trustee. Any Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Code relating to the treatment of Delaware Business Trusts (Title 12, Chapter
38), (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) be rated at least BBB- by Standard & Poor's.

          SECTION 8.04. Co-trustees and Separate Trustees. Whenever the Trustee or the Managing Beneficiary will deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate will be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Trustee or the Beneficiaries will be advised by counsel satisfactory to them that such action is necessary or prudent, the Trustee and the Beneficiaries will execute and deliver an agreement supplemental hereto and all other instruments and agreements, and will take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Trustee and the Beneficiaries. In case a Disqualification Event will occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee will, so far as permitted by law, vest in and be exercised by the Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                  ARTICLE IX

                                  Amendments

          SECTION 9.01. Amendments. (a) This Agreement may be amended only by a written instrument executed by the Trustee, at the written direction of the Managing Beneficiary, and the Beneficiaries, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture), which shall not be expenses of the Trustee or Trustee Bank, and in compliance with Article X of the Indenture.

          (b) No such amendment shall increase the duties or obligations of the Trustee under this Agreement or decrease its rights or benefits hereunder, without the consent of the Trustee, which consent shall be evidenced by the Trustee's execution of such amendment. If in the opinion of the Trustee any instrument required to be executed adversely affects any right, duty or liability of, or immunity or indemnify in favor of, the Trustee or the Trustee Bank under this Agreement or any of the documents contemplated hereby, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee Bank, the Trustee may in its good faith discretion decline to execute such instrument.

                                   ARTICLE X

                     Ownership Interests and Certificates

          SECTION 10.01. Issuance of Trust Certificates. (a) Promptly following the execution and delivery of this Agreement, the Trustee will issue and deliver to each Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (each, a "Trust Certificate") evidencing such Beneficiary's respective ownership interests (the "Ownership Interests") in the Trust.

          (b) Each Trust Certificate will be executed by manual signature on behalf of the Trustee by an authorized officer. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate. Each Trust Certificate will be dated the date of its execution.

          (c) The Beneficiaries will be entitled to all rights provided to them under this Agreement and in the Trust Certificates and will be subject to the terms and conditions contained in this Agreement and in the Trust Certificates.

          (d) The Trustee will maintain at its office referred to in Section 2.07, or at the office of any agent appointed by it and approved in writing by the Managing Beneficiary, a register for the registration and transfer of the Trust Certificates. Such register will show the name and address of each holder of a Trust Certificate, and the Trustee will treat such register as definitive and binding for all purposes hereunder.

          SECTION 10.02. Beneficial Interest; Prohibitions on Transfer. (a) The Ownership Interests will initially be beneficially owned by Citibank (South Dakota) and Citibank (Nevada). Transfers of the Ownership Interests and the Trust Certificates may be made between Citibank (South Dakota) and Citibank (Nevada) or to any other Person who is an

Affiliate of Citibank (South Dakota) or Citibank (Nevada) (a "Permitted Transferee"). No Beneficiary may transfer,assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to a Trust Certificate or its Ownership Interest to any other Person, except (i) to any Permitted Transferee, or (ii) to the extent a corresponding transfer of the Series 2000 Certificate would be permitted by the Pooling and Servicing Agreement. Any purported transfer by a Beneficiary of all or any part of its right, title and interest in and to a Trust Certificate or Ownership Interest by a Beneficiary to any Person, which is not in compliance with the terms of this Section 10.02, will be null and void.

          (b) Each Trust Certificate will bear a legend setting forth the restriction on the transferability of Ownership Interests substantially as follows:

          "THIS CERTIFICATE OF BENEFICIAL INTEREST MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, THE INVESTMENT COMPANY ACT OF 1940 AND APPLICABLE STATE SECURITIES LAWS."

          SECTION 10.03. Lost or Destroyed Trust Certificate. If any Trust Certificate will become mutilated, destroyed, lost or stolen, the Trustee will, upon the written request of the holder of such Trust Certificate, and compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the holder of such Trust Certificate will furnish to the Trustee such security or indemnity as may be required by the Trustee to save the Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Trustee may require from the party requesting such new Trust Certificate payment of a sum to reimburse the Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Trustee.

                                  ARTICLE XI

                  Compensation of Trustee and Indemnification

          SECTION 11.01. Trustee's Fees and Expenses. To the extent funds are available pursuant to Section 4.01, the Trust will (i) pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Trust and the Trustee Bank promptly when due thereunder and (ii) reimburse the Trustee Bank for all otherreasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Trustee of the Trust.

          SECTION 11.02. Indemnification. To the extent funds are available pursuant to Section 4.01, the Trust hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of (i) this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Trustee, or the Trustee Bank under this Agreement, and (ii) the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01 hereof.

          In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Trust will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and reasonable counsel fees and expenses of such counsel will be paid by the Trust.

          The indemnification set forth herein will survive the termination of this Agreement.

                                  ARTICLE XII

                                 Miscellaneous

          SECTION 12.01. Conveyance by the Trustee is Binding. Any sale or other conveyance of any part of the Trust Estate by the Trustee made pursuant to the terms of this Agreement will bind the Beneficiaries and will be effective to transfer or convey all beneficial interest of the Trustee and Beneficiaries in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trustee or the officers.

          SECTION 12.02. Instructions; Notices. All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

         (i) if to Citibank (South Dakota):

                  701 East 60th  Street, North
                  Sioux Falls, South Dakota 57117
                  Attention:   Chief Financial Officer

                  with a copy to:

                  701 East 60th  Street, North
                  Sioux Falls, South Dakota 57117
                  Attention:  General Counsel

         (ii) if to Citibank (Nevada):

                  8725 West Sahara Avenue
                  Las Vegas, NV 89163
                  Attention:  Chief Financial Officer

                  with a copy to:

                  8725 West Sahara Avenue
                  Las Vegas, NV 89163
                  Attention:  General Counsel

         (iii) if to the Trustee:

                  The Bank of New York (Delaware)
                  White Clay Center
                  Newark, Delaware 19711

                  Attention:  Corporate Trust Administration

                  with a copy to:

                  The Bank of New York
                  101 Barclay Street
                  New York, New York 10286

                  Attention:  Corporate Trust Administration

          All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received). Either party may designate a change of address or supplemental address by notice to the other party, given at least 15 days before such change of address is to become effective.

          SECTION 12.03. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

          SECTION 12.04. Limitation of Liability. (a) Neither any Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of (i) the Beneficiaries, (ii) the Trust or (iii) any Person owning, directly or indirectly, any legal or beneficial interest in either Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

          (b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

               Neither any trustee nor any beneficiary of Citibank Credit Card Issuance Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of Citibank Credit Card Issuance Trust with respect thereto.

          SECTION 12.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

         SECTION 12.06. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Trustee and its successors and assigns and the Beneficiaries and their successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Beneficiary will bind the successors and assigns of such Beneficiary.

          SECTION 12.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions herein.

          SECTION 12.08. Governing Law. This Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles of such State.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, all as of the day and year first above written.

                                    THE BANK OF NEW YORK
                                    (DELAWARE), as Trustee

                                     by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    CITIBANK (NEVADA), NATIONAL
                                    ASSOCIATION, as Beneficiary

                                    by
                                      -----------------------------------------
                                      Name:
                                      Title:


                                    CITIBANK (SOUTH DAKOTA), N.A., as
                                    Beneficiary

                                    by
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT A

                           FORM OF TRUST CERTIFICATE

THIS CERTIFICATE OF BENEFICIAL INTEREST MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, THE INVESTMENT COMPANY ACT OF 1940 AND APPLICABLE STATE SECURITIES LAWS.

                      CITIBANK CREDIT CARD ISSUANCE TRUST

                      CERTIFICATE OF BENEFICIAL INTEREST

                       UNDER TRUST AGREEMENT DATED AS OF
                                   [ ], [ ]


Certificate No. [  ]                                       [        ], [      ]

          The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee") under a Trust Agreement dated as of [ ], [ ] (the "Trust Agreement"), among Citibank (Nevada), National Association ("Citibank (Nevada)"), and Citibank (South Dakota), N.A. ("Citibank (South Dakota)") as Beneficiaries, and the Trustee, hereby certifies on behalf of the Trust that [Citibank (Nevada)] [Citibank (South

Dakota)] is the owner (the "Owner") of its Beneficiary Percentage of the Ownership Interests in the Trustprovided for and created by the Trust Agreement. This Certificate of Beneficial Interest is issued pursuant to and is entitled to the benefits of the Trust Agreement, and the Owner hereof by acceptance hereof agrees to be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the Person in whose name this Certificate of Beneficial Interest is registered on the register maintained by the Trustee pursuant to Section 10.01(d) of the Trust Agreement as the absolute Owner hereof for all purposes.

          Capitalized terms used but not defined herein have the meanings ascribed to them in or by reference to the Trust Agreement.

          This Certificate of Beneficial Interest and the Trust Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflict-of-law provisions.

          IN WITNESS WHEREOF, the Trustee, pursuant to the Trust Agreement, has caused this Certificate of Beneficial Interest to be issued by the Trust as of the date hereof.

                               CITIBANK CREDIT CARD ISSUANCE TRUST,

                               by       THE BANK OF NEW YORK
                                        (DELAWARE), as Trustee under the Trust
                                        Agreement

                                        by
                                                -------------------------------
                                        Name:
                                        Title:


                                       3